                               INDEMNITY AGREEMENT

     This Agreement, by and between Twin Disc, Incorporated, a corporation organized under the laws of the State of Wisconsin (the "Company"), and (Name), an officer of the Company ("Indemnitee"), is dated as of (Date).

     WHEREAS, the Company considers it to be in its best interests and the best interests of its shareholders that Indemnitee serve the Company as an officer; and

     WHEREAS, the Company wishes to encourage Indemnitee to serve the Company and, in connection therewith, to freely take and recommend such actions as Indemnitee shall consider to be in the best interests of the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Indemnification. Pursuant to the terms of this Agreement, the Company shall indemnify and hold Indemnitee harmless, to the fullest extent permitted by law, from and against any of the following which are actually incurred by Indemnitee:

     a. All reasonable costs and expenses, including attorney's fees, court costs, interest, and disbursements ("Expenses"), incurred in the investigation, settlement, defense, and/or appeal of any actual or threatened proceeding, whether civil, criminal, or administrative, and whether based on foreign, federal, state or local law, no matter by whom brought ("Action"), to which Indemnitee is made or threatened to be made a party, or otherwise involved in, by reason of at any time being an officer of the Company or any subsidiary or affiliate thereof, or serving any benefit plan of the Company, or serving, upon written request of the Company pursuant to a resolution of its board of directors, any other organization or entity.

     b. All judgments, fines, penalties or amounts paid or awarded in resolution of any Action, including any amounts paid in settlement of any Action, and including excise taxes assessed with respect to any employee benefit plan ("Liabilities").

     2.  Procedure for Indemnification.

     a. Notice to Company. If any claim or Action is commenced against or involving any Indemnitee or, to the knowledge of Indemnitee, threatened to be commenced, Indemnitee shall promptly notify the Company thereof.

     b. Approval of Indemnification. Upon the final disposition of an Action, or of any part of an Action, to the extent that Indemnitee or, if the Company assumed the defense pursuant to Paragraph 2c, the Company, is successful on the merits in defending the Action or partial Action, the Company shall, within sixty (60) days of a written request by Indemnitee, itemizing the Expenses and providing reasonable documentation thereof, reimburse Indemnitee for all Expenses and/or Liabilities. "Success on the merits" shall be deemed to include any settlements of claims for amounts which independent counsel advises the Company are comparable to or less than the anticipated aggregate costs of defending an Action based on such claim. To the extent that Indemnitee or, if the Company assumed the defense, the Company, is not successful on the merits or otherwise in defending the Action, Indemnitee shall be indemnified against Expenses and/or Liabilities unless it is found that Indemnitee breached or failed to perform a duty owed by Indemnitee to the Company and that such breach or failure to perform constituted (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which Indemnitee had a material conflict of interest, (ii) a violation of the criminal law, unless Indemnitee had reasonable cause to believe that her conduct was lawful or had no reasonable cause to believe her conduct was unlawful, (iii) a transaction from which Indemnitee derived an improper personal benefit, or (iv) willful misconduct. Such finding shall be made by one of the following, which may be designated by
     Indemnitee: (i) a quorum of the Company's directors who are not at the time parties to the Action, or if such a quorum cannot be obtained, by majority vote of a committee duly appointed by the board of directors and consisting solely of two (2) or more directors not at the time parties to the Action; (ii) the Company's shareholders who are not at the time parties to the Action; (iii) independent legal counsel, or (iv) a panel of three (3) arbitrators, with one to be selected by Indemnitee, one to be selected by the directors or committee members described in (i) hereof, and the third to be selected by the other two. It shall be presumed that the Indemnitee has acted with the requisite intent and/or knowledge for indemnification, and the burden of proving that Indemnitee did not shall be on the Company.

     c. Conduct of Defense. So long as there is no conflict of interest between Indemnitee and the Company, the Company shall have the right to assume the defense of any Action. In such an event, legal expenses paid by the Company which are attributable to the defense of Indemnitee shall be deemed to have been advanced to Indemnitee, and the Company shall be entitled to the assurances of repayment provided in Paragraph 3 of this Agreement.

     d. Consent to Settlements. The Company shall not be liable pursuant to this Agreement for Expenses incurred in connection with or as a result of the settlement of an Action which is effected without its written consent.

     3. Advancement of Expenses. The Company shall advance Expenses prior to final resolution of an Action upon request and upon receipt of a written statement by Indemnitee of her good faith belief that Indemnitee did not breach or fail to perform her duties to the Company, and of adequate assurances by Indemnitee that such Expenses will be repaid to the Company if it is determined that Indemnitee was not entitled to indemnification pursuant to paragraph 2b of this Agreement.

     4. Expenses to Enforce. In the event that the Company fails to indemnify Indemnitee pursuant to this Agreement, any expenses reasonably incurred by Indemnitee in successfully enforcing this Agreement shall be reimbursed by the Company.

     5. Witness Expenses. Upon request, the Company shall pay or reimburse any and all Expenses reasonably incurred by Indemnitee in connection with her appearance as a witness in any Action involving the Company in which Indemnitee has not been named or threatened to be named as a party.

     6. Insurance. The Company may purchase and maintain insurance on behalf of Indemnitee for any liability arising out of Indemnitee's status as an officer of the Company or in any of the other capacities described in Paragraph la, regardless of whether the Company would otherwise have the power to indemnify Indemnitee against such liability. The Company will have no obligation to Indemnitee pursuant to this Agreement for any sums for which payment is actually made under any insurance policy, whether or not maintained by the Company, except with respect to any excess beyond the amount of payment under such insurance policy.

     7. Non-exclusivity of Agreement. The indemnification provided by this Agreement shall not be exclusive of any other rights to indemnification to which Indemnitee may be entitled by law, other agreement, vote of shareholders or directors, court order, or otherwise.

     8. Other Indemnification. With respect to any Expenses and/or Liabilities incurred in connection with or arising from Indemnitee serving at the Company's request any other organization or entity, the indemnification provided by this Agreement shall be deemed excess, rather than primary, and Indemnitee must proceed to obtain all such indemnification provided by such other organization, insurer or entity prior to enforcing this Agreement. Upon request, Indemnitee shall provide the Company with copies of indemnification agreements or with such other information as the Company may request about any insurance or indemnification provided by such other entity, organization or insurer.

     9. Partial Invalidity. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to Expenses and Liabilities to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

     10. Notice. Any notice required or permitted hereunder shall be sent to the Company at:

                                  Twin Disc Incorporated
                                  1328 Racine Street
                                  Racine, WI 53403
                                  Attn:	___________

and to Indemnitee at:

                                  (Name)
				  Twin Disc, Inc.
                                  1328 Racine Street
				  Racine, WI 53403

     11. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute an original.

     12. Modification. This Agreement represents the complete understanding of the parties with respect to its subject matter, and supersedes any prior written or oral understandings, agreements, or communications. It may only be modified by a writing signed by Indemnitee and the Company.

     13. Assignment. This Agreement may not be assigned in whole or in part by either party without the consent of the other. In any event, an assignment shall not release the assignor from any liabilities hereunder.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

     15. Consent to Jurisdiction. The Company and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Wisconsin for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Wisconsin.

     16. Successors. This Agreement shall inure to the benefit of the heirs and personal representatives of Indemnitee, and shall be binding upon any successor to the Company, including, without limitation, any successor by way of merger or consolidation.

                                                TWIN DISC, INCORPORATED


                                                By____________________________

                                                Its___________________________



                                                ______________________________
                                                (Name)